FOR IMMEDIATE RELEASE Contact: Media Relations 507-434-6352 media@hormel.com Hormel Foods Announces the Retirement of Jim Sheehan, Executive Vice President and Chief Financial Officer; Appoints Jacinth Smiley to Succeed Sheehan as Executive Vice President and Chief Financial Officer AUSTIN, Minn. (Oct. 29, 2021) -- Hormel Foods Corporation (NYSE: HRL), a global branded food company, announced today that Jim Sheehan plans to retire as executive vice president and chief financial officer after 43 years with the company. Jacinth Smiley, group vice president of corporate strategy, has been named his successor and will become the company’s next executive vice president and chief financial officer, reporting to Jim Snee, chairman of the board, president and chief executive officer. Sheehan’s distinguished career at Hormel Foods spans more than four decades, including the last five years as chief financial officer for the company’s global operations. Sheehan plans to retire at the end of the calendar year. “On behalf of the Board of Directors and the entire Hormel Foods team, I want to thank Jim for his leadership and dedication to this company and its people over the last 43 years,” said Jim Snee, chairman, president and chief executive officer of Hormel Foods. “Jim has led with a steadfast focus on building a world-class financial, accounting and technology organization. His leadership has included the highly successful implementation of Project Orion, and the acquisition and financing of Planters®, the largest acquisition in the company’s history. Equally impressive as his career with the company are his contributions to causes and the community. Jim was instrumental in establishing Inspired Pathways, a groundbreaking initiative that extends free college tuition to the children of Hormel Foods team members. His contributions are immeasurable, and we wish him a long, happy and well-deserved retirement.” Smiley, who will succeed Sheehan upon his retirement, joined Hormel Foods in 2021 as group vice president of corporate strategy after two decades in financial and accounting leadership at LyondellBasell, General Electric and others. Since joining Hormel Foods, Smiley has been leading the company’s overall corporate strategy while serving as a member of the senior leadership team. As chief financial officer, she will lead all aspects of the Hormel Foods financial strategy, performance, reporting and long-range business planning, as well as investor relations, treasury, tax, accounting and internal controls. Smiley will also oversee the company’s information technology area.

“As we planned for this transition, we actively sought someone with Jacinth’s skills, experience and commitment to our strong company culture. She is an impressive strategic and financial executive with deep and broad experience in corporate finance, public accounting and compliance,” Snee said. “Jacinth has significant long-term strategic planning experience in complex global organizations, which will be important as Hormel Foods continues to focus on growth in international markets. I am excited to watch the continued evolution of our finance acumen under her leadership as we execute our growth platforms and strategic imperatives, and continue to deliver value to our shareholders.” About Jim Sheehan Jim Sheehan’s career with Hormel Foods began in 1978. Over the years, he held various management and leadership positions in accounting and finance for the company. In 1998, he became the president of Hormel Financial Services and a year later became treasurer. He advanced to vice president and controller in 2000. He was named chief accounting officer in May 2016 and assumed the role of senior vice president and chief financial officer in October 2016. He was named executive vice president and chief financial officer in 2019. He holds a bachelor’s degree in business administration from Missouri Western State University, which bestowed upon him the Distinguished Alumni Award in 2017. He is also a graduate of the Minnesota Executive Program at the Carlson School of Management at University of Minnesota. In addition to his career accomplishments, Sheehan is involved in numerous professional and nonprofit organizations. He is committed to Make-A-Wish Minnesota and is an active member of the community as the treasurer of the Austin Area Catholic School Foundation. He serves as executive board member for Chad Greenway’s Lead the Way Foundation. He is a former board member of Mower County Red Cross, Mower County United Way, Austin Public Library and Austin Country Club. He is also active in the Financial Executive Institute and the Institute of Management Accountants. https://www.hormelfoods.com/about/leadership/profile/jim-sheehan/ About Jacinth Smiley Prior to joining Hormel Foods in March 2021, Jacinth Smiley was vice president and chief accounting officer for LyondellBasell, one of the largest plastics, chemicals and refining companies in the world. She spent 20 years with General Electric in various roles across multiple industries, rising to chief financial officer for GE Oil and Gas North America. In addition, she held other senior roles within GE Capital and GE’s industrial businesses. Smiley began her career at Arthur Andersen and then joined United Technologies, where she worked throughout the United States, Europe, Middle East and Asia, ultimately becoming the finance manager of United Technologies’ regional treasury center in the United Kingdom. Smiley holds a bachelor’s degree in accounting from University of Connecticut and is a certified public accountant. She is involved with numerous nonprofits focused on food insecurity, education and economic and community development. https://www.hormelfoods.com/about/leadership/profile/jacinth-smiley/

About Hormel Foods – Inspired People. Inspired Food.™ Hormel Foods Corporation, based in Austin, Minn., is a global branded food company with over $10 billion in annual revenues across 75 countries worldwide. Its brands include Planters®, SKIPPY®, SPAM®, Hormel® Natural Choice®, Applegate®, Justin’s®, Columbus®, WHOLLY®, Hormel® Black Label®, Columbus® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named on the “Global 2000 World’s Best Employers” list by Forbes magazine for three years, is one of Fortune magazine’s most admired companies, has appeared on Corporate Responsibility Magazine’s “The 100 Best Corporate Citizens” list for the 12 years, and has received numerous other awards and accolades for its corporate responsibility and community service efforts. The company lives by its purpose statement — Inspired People. Inspired Food.™ — to bring some of the world’s most trusted and iconic brands to tables across the globe. For more information, visit www.hormelfoods.com and https://csr.hormelfoods.com/.